May 31, 2011

Audit • Tax • Advisory

Grant Thornton LLP
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Houston, TX 77002-4168
U.S. Securities and Exchange Commission
Office of the Chief Accountant	T 832.476.3600
100 F Street, NE	F 713.655.8741
Washington, DC 20549	www.GrantThornton.com

Re:	Willbros Group, Inc. File No. 1-11953
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Willbros Group, Inc. dated May 25, 2011, and agree with the statements concerning our Firm contained therein.
Very truly yours,
Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd